Exhibit 7.01

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of July 29, 2019, is by and among the signatories below.

Each of the signatories below may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to shares of Common Stock, par value $0.001 per share, of PhaseBio Pharmaceuticals, Inc., beneficially owned by it from time to time. Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the signatories below hereby agree to be responsible for the timely filing of the Schedule 13D and any amendments thereto on behalf of the signatories below, and for the completeness and accuracy of the information concerning itself contained therein. Each of the signatories below hereby further agree to file this Joint Filing Agreement as an exhibit to the statement and each such amendment, as required by such rule.

This Joint Filing Agreement may be terminated by any of the signatories below upon one week’s prior written notice or such lesser period of notice as the signatories below may mutually agree.

Executed and delivered as of the date first above written.

Date: July 29, 2019

HATTERAS VENTURE ADVISORS III, LLC

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE PARTNERS III, LP

By:	Hatteras Venture Advisors III, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE AFFILIATES III, LP

By:	Hatteras Venture Advisors III, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE ADVISORS V, LLC

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

VENTURE CAPITAL MULTIPLIER FUND, LP

By:	Hatteras Venture Advisors V, LLC, its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

CATALYSTA VENTURES, L.L.C.

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE PARTNERS I, LP

By:	Catalysta Ventures, L.L.C., its general partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

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John C. Crumpler

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Robert A. Ingram

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Kenneth B. Lee

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Douglas Reed

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Christy Shaffer

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Clay B. Thorp

By:	/s/ Clay B. Thorp
Clay B. Thorp, as Attorney-in-Fact

This Agreement was executed by Clay B. Thorp on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which was filed with the original Schedule 13D filing made with the SEC on November 1, 2018 and a Power of Attorney as attached hereto as Exhibit 7.02.